Exhibit 99.1

News Release

FOR IMMEDIATE RELEASE

Contact:
Mark Castaneda
Primo Water Corporation
Phone: (336) 331-4047
E-mail: mcastaneda@primowater.com

Primo Water Announces Amendment to its Credit
Agreement to Reduce the Interest Rate and Provide
an Additional Term Loan of $3.0 Million

Winston-Salem, N.C., June 19, 2013 — Primo Water Corporation (NASDAQ: PRMW), a leading provider of multi-gallon purified bottled water and water dispensers, today announced an amendment to its credit agreement with Comvest Capital.

The amendment i) provides an additional term loan of $3.0 million; ii) lowers the interest rate on the original and additional term loans to 12.5% from a previous total of 16% per annum; and iii) adjusts the prepayment penalty to 5% in the first year after the closing date of the amendment, 3% in the second year and 1% in the third year, which was previously 10% through October 2013 and 4% through April 2015. The original term loan of $15.2 million was amended to include the paid-in-kind interest of $0.3 million for a total amount of $15.5 million.  The $3.0 million additional term loan will be used to pay fees related to the amendment and provide additional working capital for the Company.

Mark Castaneda, Primo Water's Chief Financial Officer, stated, “We are pleased with the improved terms under our amended agreement. We had the opportunity to reduce our borrowing costs by 350 basis points while maintaining our relationship with Comvest Capital, which enabled us to avoid a 10% prepayment fee we would have incurred if we refinanced prior to October 2013 with another party. We believe that the debt refinancing is a reflection of our Company’s improved credit quality, underscoring the improvements we have made to our business over the past year.”

About Primo Water Corporation

Primo Water Corporation (Nasdaq: PRMW) is a leading provider of multi-gallon purified bottled water, self-serve filtered drinking water and water dispensers sold through major retailers throughout the United States and Canada. Learn more about Primo Water at www.primowater.com.

Forward-Looking Statements
Certain statements contained herein are not based on historical fact and are "forward-looking statements" within the meaning of the applicable securities laws and regulations. Generally, these statements can be identified by the use of words such as "anticipate," "believe," "could," "estimate," "expect," "feel," "forecast," "intend," "may," "plan," "potential," "project," "should," "would," "will," and similar expressions intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Owing to the uncertainties inherent in forward-looking statements, actual results could differ materially from those stated herein. Factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to, the loss of major retail customers of the Company or the reduction in volume or change in timing of purchases by major retail customers, lower than anticipated consumer and retailer acceptance of and demand for the Company's Exchange and Refill services and its water dispensers, changes in the Company's relationships with its independent bottlers, distributors and suppliers, the entry of a competitor with greater resources into the marketplace and competition and other business conditions in the water and water dispenser industries in general, the Company's experiencing product liability, product recall or higher than anticipated rates of warranty expense or sales returns associated with product quality or safety issues, the loss of key Company personnel, changes in the regulatory framework governing the Company's business, the Company's inability to efficiently and effectively integrate acquired businesses with the Company's historical business, the Company's inability to efficiently expand operations and capacity to meet growth, the Company's inability to develop, introduce and produce new product offerings within the anticipated timeframe or at all, the Company's inability to comply with its covenants in its credit facilities, the failure of lenders to honor their commitments under the Company's credit facilities, as well as other risks described more fully in the Company's filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K filed on March 22, 2013 and its subsequent filings under the Securities Exchange Act of 1934. Forward-looking statements reflect management's analysis as of the date of this press release. The Company does not undertake to revise these statements to reflect subsequent developments, other than in its regular, quarterly earnings releases.

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